Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment Number 1 to Form S-1, of our report dated February 22, 2023 relating to the financial statements of Oxbridge Acquisition Corp. (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

October 27, 2023